                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                      ----------


                                      FORM 8-K

                                   CURRENT REPORT
       Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)    September 29, 1998
                                                        ------------------------

                                   Incomnet, Inc.
  ------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

          California                   0-12386                   95-2871296
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

   2801 Main Street, Irvine, California                            92614
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   (Address of Principal Executive Offices)                      (Zip Code)

    Registrant's telephone number, including area code            (949) 251-8000
                                                      --------------------------

        20501 Ventura Boulevard, Suite 265, Woodland Hills, California  91364
        ------------------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Change in Control of Registrant.

     CHANGE IN COMPOSITION OF BOARD. Incomnet, Inc. (the "Registrant" or the "Company") previously entered into the Board Change Agreement dated August 28, 1998 (the "Board Change Agreement"), with the then current directors of the Company and John P. Casey, the Company's single largest shareholder. The summary of the terms of the Board Change Agreement set forth below is qualified by, and should be read in conjunction with, the Board Change Agreement in its entirety, a copy of which was included as an exhibit to the Company's Current Report on Form 8-K dated August 28, 1998 filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Current Report. On September 29, 1998, in accordance with the Board Change Agreement, Messrs. Melvyn H. Reznick, Rolf Lesem, Richard M. Horowitz and David Wilstein and Ms. Nancy S. Zivitz resigned as directors of the Company as well as from any other office they may have then held, and Dr. Howard Silverman continued to serve as a member of the Board of Directors.
In addition, on September 29, 1998 and in accordance with the Board Change Agreement, Mr. Casey and two of Mr. Casey's designees, John Hill, Jr. and Michael A. Stein, were appointed as directors of the Company (the change in the composition of the Board of Directors in accordance with the Board Change Agreement is sometimes referred to in this Current Report as the "Board Change"). Further, on September 29, 1998, Mr. Casey was appointed Chairman of the Board of Directors. The Company has entered into an employment agreement with Mr. Casey relating to his duties as Chairman. See "Item 5. Other Events -- Casey Services Agreement."

     On October 2, 1998, the Board of Directors appointed Mr. Denis Richard and Mr. Scott Eisenberg as directors of the Company, filling two of three vacant
positions on the seven-member Board of Directors.   Mr. Richard was also
appointed President and Chief Executive Officer of the Company and its
subsidiary, National Telephone & Communications, Inc. ("NTC").   The Company has
entered into an employment agreement with Mr. Richard relating to his duties as President and Chief Executive Officer of the Company and NTC. See "Item 5 Other Events -- Richard Employment Agreement." Thus, following the appointment of these two directors on October 2, 1998, the Company's Board of Directors consisted of Messrs. Casey (Chairman), Eisenberg, Hill, Richard and Stein and Dr. Silverman.

     A description of the business experience of the current directors of the Company is set forth below.

     JOHN P. CASEY, 49, has been a director and Chairman of the Board of the Company and since September 29, 1998 and a director of NTC since October 1, 1998. Mr. Casey also is the Senior Vice President, Financial Marketing for Meridian Investments, Inc., an NASD registered broker-dealer ("Meridian"), since 1981. Meridian is a privately held company and Mr. Casey believes that it is one of the largest originators of tax credit equity in the United States.
Mr. Casey is primarily responsible for the design of financial marketing plans for Meridian. Since 1996, Mr. Casey has served as a director of Val-u-net and since 1997 he has served as a director of 1-800-Database, which are privately held companies involved in electronic commerce and internet technologies.
Mr. Casey also currently serves as a director of the Make-a-Wish Foundation for the


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Mid-Atlantic region.  Mr. Casey received a Bachelor of Science degree in
Political Science in 1971 from the University of Massachusetts (Boston State College).

     SCOTT EISENBERG, 39, has been a director of the Company since October 2,
1998.   Since June 1996, Mr. Eisenberg has been the Director, Product Management for CyberCash, a leading provider of payment solutions for internet and real-world storefronts. From March 1993 until he joined CyberCash in June 1996, Mr. Eisenberg had key management positions with MCI Telecommunications in its internet services sector and long distance telephony services sector. From 1989 to 1993, Mr. Eisenberg was a partner in an investment banking firm where he advised emerging growth companies in connection with equity and debt financings and mergers and acquisitions. Mr. Eisenberg received a Bachelor of Science Degree in Engineering, summa cum laude, from the University of Pennsylvania in 1981, a Bachelor of Science Degree in Economics, summa cum laude, from the Wharton School of the University of Pennsylvania in 1981, and a Masters in Business Administration (MBA) degree, with distinction, from the Harvard Business School of Harvard University in 1986.

     JOHN P. HILL, JR., 38, has been a director of the Company since September 29, 1998 and a director of NTC since October 1, 1998. Mr. Hill is the President of Quince Associates, a closely held company with investments in real estate, retail convenience stores, restaurants, technology and various other public and private companies. Since 1989, he has also served as President of Trans Pacific Stores, Ltd., a privately held operator of retail stores. Since 1997, Mr. Hill has served as a director of Covol Technologies, Inc., a publicly traded technology development company based in Utah. Prior to 1989, Mr. Hill was the Chief Financial Officer for various privately held retail and restaurant companies. Mr. Hill received a Bachelor of Science degree in Accounting from the University of Maryland and became a certified public accountant in 1984.

     DENIS RICHARD, 38, has been the President and Chief Executive Officer of the Company and NTC since September 29, 1998, a director of NTC since October 1, 1998 and a director of the Company since October 2, 1998. From 1995 to September 1998, Mr. Richard held management positions at Teleglobe Inc. and its subsidiary, Teleglobe International Corp. Teleglobe is one of the world's largest intercontinental telecommunications companies. In 1996, Mr. Richard was appointed Vice President, Law & Corporate Affairs for Teleglobe International Corp. Prior to this appointment, he served as Director of Special Projects for Teleglobe Inc. From 1989 until he joined Teleglobe in 1995, Mr. Richard was Senior Counsel with BCE Inc., where he was involved in many of that company's telecommunications investment activities, as well as heading several other divestiture and reorganization projects. Mr. Richard received Bachelor of Law and Bachelor of Communication and Science degrees from the University of Moncton in New Brunswick.

     DR. HOWARD SILVERMAN, 57, has been a director of the Company since
January 1997. He is presently an independent consultant in the investment banking industry. From November 1996 to October 1997, he served as an investment banking consultant with Andrew, Alexander, Wise & Co. From May 1995 to November 1996, Dr. Silverman served as Vice President of Corporate Finance for Rickel & Associates. From 1991 until he joined Rickel, he served as an independent consultant to development stage and middle market companies. From 1985 to 1991, he was the founder and Chairman of the Board of Vision Sciences, a company that developed, manufactured and marketed in-office lens casting systems. In 1968, Dr. Silverman received a Doctor of Optometry from Illinois College of Optometry and in 1965, he received a Chemical Engineering degree from the College of the City of New York.

     MICHAEL A. STEIN, 49, has been a director of the Company since September 29, 1998. In October 1998, Mr. Stein became the Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a fashion specialty retailer with 97 stores located in 22 states. At Nordstrom, Mr. Stein is responsible for all of Nordstrom's financial operations and strategic planning. From 1993 through September 1998, Mr. Stein was the Executive Vice President and Chief Financial Officer of Marriott International, Inc. At Marriott, Mr. Stein was responsible for Marriott's treasury, corporate and project finance, investor relations, controllership, tax, risk management and internal audit functions. Mr. Stein joined Marriott in 1989 as its Vice President, Finance and Chief Accounting Officer. Prior to joining Marriott, Mr. Stein spent 18 years with Arthur Andersen LLP where he was a partner. Mr. Stein graduated from the University of Maryland and is a certified public accountant.

     As more fully described in Mr. Casey's Schedule 13-D filed on April 7, 1998, as amended, Mr. Casey beneficially owns 6,137,504 shares of the Company's Common Stock (approximately 30% of the outstanding shares of Common Stock) and has an option to purchase 1,598.2 shares of the Company's
Preferred Stock from certain persons (the "Cohen Group") who filed a Schedule 13-D with the SEC on June 19, 1998 as a group (as amended, the "Cohen 13-D"). Under the Board Change Agreement, Mr. Casey has certain obligations to assign or transfer to the Company the Cohen Option or shares of Preferred Stock underlying the Cohen Option (the "Cohen Preferred Stock"). See "-- Other Terms of Board Change Agreement." Mr. Casey purchased 1,907,404 shares of Common Stock using a credit facility ("Casey Credit Facility") provided by Trans Pacific Stores, Ltd., a Hawaiian corporation. The Casey Credit
Facility is secured by a pledge of certain personal assets of Mr. Casey not including any shares of the Company's Common Stock owned by Mr. Casey. The Casey Credit Facility bears a simple interest rate of 18% per annum and has no minimum periodic payments and no prepayment penalties. The Casey Credit Facility is due and payable in full with accrued interest by no later than June 30, 1999, unless extended by mutual agreement. As described above, a director of the Company, John Hill, is President of Trans Pacific Stores, Ltd.

     Based on the percentage of his stock ownership and since Mr. Casey was appointed a director and Chairman of the Board and designated two other members to the Company's Board of Directors pursuant to the Board Change Agreement, Mr. Casey may be deemed to have acquired control over the Company (as control is defined under the Securities Exchange Act of 1934, as amended) following completion of the Board Change Agreement on September 29, 1998.

     OTHER TERMS OF BOARD CHANGE AGREEMENT. In addition to the change in the composition of the Board of Directors, the Board Change Agreement obligates the Company, subject to applicable law, to nominate Dr. Silverman for reelection to the Board of Directors at the next annual meeting of the Company's shareholders. Further, the Board Change Agreement obligates the Company to form and appoint members to an Audit Committee, a Compensation Committee and a Disinterested Director Committee and offer Mr. Silverman the opportunity to be a member on those committees. Also, if the Company forms an Executive Committee, the Company must offer Dr. Silverman the opportunity to become a member of that committee.

     Under the Board Change Agreement, Mr. Casey is obligated to assign the Cohen Option to the Company if (i) the Company is financially able to purchase or redeem the Cohen Preferred Stock at the exercise price set forth in the agreement among Mr. Casey and the Cohen Group (the "Cohen Option Agreement") prior to termination of the Cohen Option, (ii) the Cohen Group consents to the assignment, (iii) the Company agrees to exercise the Cohen Option and redeem the Cohen Preferred Stock prior to termination of the Cohen Option and (iv) the Company agrees to reimburse Mr. Casey for costs and expenses associated with acquiring and assigning the Cohen Option (including the Cohen Option price and Mr. Casey's closing costs and reasonable legal fees relating thereto). The Cohen Option initially was scheduled to terminate on October 14, 1998 but has been extended by agreement between Mr. Casey and the Cohen Group and will terminate on November 5, 1998 (the "Cohen Option Termination Date").

     Under the Board Change Agreement, if the Company is not financially able to redeem the Cohen Preferred Stock on or before the Cohen Option Termination Date, then Mr. Casey is obligated under the Board Change Agreement to exercise the option and acquire the underlying Cohen Preferred Stock. For the one-year period after the exercise of the Cohen Option by Mr. Casey, the Company will have the right to redeem the Cohen Preferred Stock at a redemption price equal to Mr. Casey's purchase price plus carrying costs, and Mr. Casey will be obligated to hold the Cohen Preferred Stock (without transferring or converting it) during that one-year period.

     If the Company is not financially able to redeem the Cohen Preferred Stock from Mr. Casey during such one-year period, then Mr. Casey is obligated under the Board Change Agreement to tender the Cohen Preferred Stock to the Company for conversion at the end of such one-year period and the Company will convert the Cohen Preferred Stock into Common Stock (the "Cohen Common") at a conversion price which approximates the conversion price per share when the Cohen Preferred Stock was tendered for conversion by the Cohen Group on June 10 and 11, 1998 (i.e., approximately $0.19 per share of Common Stock). In such an event, Mr. Casey has agreed to register and offer the Cohen Common to all of the Company's shareholders on a pro rata basis for a purchase price equal to the sum of (i) the conversion price paid by Mr. Casey (i.e., approximately $0.28 per share), (ii) Mr. Casey's carrying costs and reasonable legal fees and costs attributable to the purchase of the Cohen Preferred Stock and the offering of the Cohen Common. To the extent that the Cohen Common is not fully subscribed in the first offering, Mr. Casey has agreed to offer the remaining Cohen Common to the subscribing shareholders on a pro rata basis in a second round, after which any remaining Cohen Common could be retained by Mr. Casey or assigned by him in his sole discretion.

     Under the Board Change Agreement, the Company has agreed to solicit the approval of the Company's shareholders to the proposed amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock to 50 million. Mr. Casey has agreed to vote in favor of such amendment at any shareholders' meeting duly called for that purpose.

     The Company is obligated under the Board Change Agreement to reimburse
Mr. Casey for any reasonable costs and expenses (including reasonable attorneys' fees and costs), in addition to the expense reimbursements already described, which are incurred by him in connection with: (i) the settlement of the class action lawsuit known as Saundra Gayles vs. Incomnet, Inc. and Sam D. Schwartz,
(ii) filings made with the Securities and Exchange Commission or any other regulatory agency in connection with the Board Change, (iii) preparation of the information statement delivered to the Company's shareholders in connection with the Board Change, (iv) obtaining directors' and officers' insurance coverage,
(v) negotiating and preparing the term sheet relating to the Board Change and the Board Change Agreement, (vi) any negotiations with WorldCom or First Bank with respect to NTC, and (vii) any negotiations by Mr. Casey with institutional investors relating to additional equity or debt financing for the Company or NTC.

     Other than the costs and expenses relating to the Cohen Preferred Stock and those matters described in clauses (i) through (vii) above, (a) upon the approval of a majority of the Disinterested Director Committee (and without requiring the approval of the Company's shareholders), the Company will reimburse Mr. Casey up to $100,000 of costs and expenses incurred by him on or after April 1, 1998 in connection with due diligence concerning the Company and its proposal to sell NTC, the attempt to prevent such sale and any related documentation and his evaluation of his rights and alternatives as a significant shareholder of the Company (collectively, the "Due Diligence and Other Costs"), and (b) upon the approval of the majority of the Disinterested Director Committee and the Company's disinterested shareholders, the Company will reimburse Mr. Casey for Due Diligence and Other Costs in excess of $100,000.

     Under the Board Change Agreement, the parties released each other and certain of their respective affiliates from Claims (as specifically defined in the Board Change Agreement) which may arise from (i) the Board Change, (ii) the proposed sale or recapitalization of NTC originally contemplated in or about December 1997, including pursuant to the Asset Purchase Agreement dated as of March 31, 1998 between NTC Acquisition, Inc. and NTC, (iii) the proposed NTC debt financing with a financial institution in July 1998, (iv) the sale of up to
2.5 million shares of Rapid Cast, Inc. ("RCI") at $.60 per share, (v) upon the redemption of the Cohen Preferred Stock or the approval by the Company's shareholders of the amendment to the Company's Articles of Incorporation, as amended, increasing the authorized number of shares of the Company's Common Stock to 50 million shares and subsequent conversion of the Cohen Preferred Stock into shares of Common Stock based on the conversion price when tendered for conversion on June 10 and 11, 1998, the failure to have shares of Common Stock available for issuance to the holders of the Cohen Preferred Stock upon their attempted conversion of such stock into shares of Common Stock on June 10 and 11, 1998 or (vi) any action, failure to act, representation, event, transaction, occurrence or other subject matter resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with the foregoing matters. The parties have also agreed to indemnify each other generally for any losses they may incur as a result of the assertion of any released Claims against them.


Item 5.  Other Events.

     RICHARD EMPLOYMENT AGREEMENT. The Company and NTC entered into an employment agreement with Mr. Richard as of September 29, 1998 (the "Richard Employment Agreement"), pursuant to which Mr. Richard agreed to serve as the President and Chief Executive Officer of the Company and NTC. The following summary of the terms of the Richard Employment Agreement is qualified by, and should be read in conjunction with, the Richard Employment Agreement in its entirety, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.

     The term of the Richard Employment agreement commenced on September 29, 1998 and terminates on December 31, 2001. During the term of the agreement, the Richard Employment Agreement obligates the Company and NTC to nominate Mr. Richard as a director of the Company and NTC (and Chairman of the Board of NTC), if Mr. Richard so requests. Mr. Richard was appointed a director of NTC (and its Chairman) on October 1, 1998 and a director of the Company on October 2, 1998.

     Mr. Richard will receive an annual base salary of no less than $325,000. In addition, Mr. Richard is entitled to receive a one-time signing bonus of $353,000. If Mr. Richard terminates his employment voluntarily without "Good Reason" (as defined in the


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

Richard Employment Agreement), he must return a prorated portion of his signing bonus. He is also eligible to participate in any executive bonus plan of the Company and may receive up to 100% of his then current base salary as a bonus, as determined by the Company's Board of Directors, provided, however, that Mr. Richard is entitled to a minimum guaranteed bonus for fiscal 1999 and 2000 equal to 50% of his then current base salary. Mr. Richard is also entitled to certain fringe benefits under the Richard Employment Agreement, including a car allowance, a temporary housing allowance, broker and closing costs on sale and purchase of his residence and moving expenses.

     Under the Richard Employment Agreement, the Company has agreed to issue to Mr. Richard 13 shares of the Company's Series D Preferred Stock (inadvertently referred to as Series C Preferred Stock in the Richard Employment Agreement). The Series D Preferred Stock will be convertible into an aggregate of 1,300,000 shares of the Company's Common Stock at such time as the Company's Articles of Incorporation have been amended to increase the authorized number of shares of the Company's Common Stock to permit such conversion. The issuance to Mr. Richard of the Series D Preferred Stock is subject (i) to the completion of a Certificate of Determination that establishes the rights, preferences, privileges and restrictions of such Series D Preferred Stock and (ii) the filing of the Certificate of Determination with the Office of the California Secretary of State. The 13 shares of Series D Preferred Stock will be entitled to vote with the holders of the Company's Common Stock on all matters submitted to shareholders on an as-converted-to-Common basis (i.e., the right vote as if the shares of Series D Preferred Stock were converted into 1.3 million shares of Common Stock). Mr. Richard has certain rights to require the Company to register the Common Stock under the Securities Act of 1933, as amended, following the first anniversary of the commencement of his employment with the Company.

     Under the Richard Employment Agreement, the shares of Series D Preferred Stock and the shares of the Company's Common Stock that would be issued upon conversion of the Series D Preferred Stock are subject to (i) a thirty-day right of first refusal in favor of the Company (the "Company Repurchase Right") if Mr. Richard at any time desires to sell, transfer or assign any of such securities; and (ii) a right in favor of the Company to repurchase all, but not less than all, of such securities if Mr. Richard terminates voluntarily without Good Reason or is terminated by the Company for "Cause" (as defined in the Richard Employment Agreement) prior to the first anniversary of the Employment Agreement (the "Company Repurchase Option"). The purchase price for the securities purchased by the Company under the Company Repurchase Right or under the Company Repurchase Option will be the then current per share market price of the Company's Common Stock reduced by $2.1775 (calculated on an as converted to Common Stock basis, if the securities being transferred are Series D Preferred Stock). The grant of the Series D Preferred Stock by the Company to Mr. Richard is deemed to be compensation from the Company to Mr. Richard and no consideration will be paid by Mr.

Richard either for the issuance of the Series D Preferred Stock or upon the conversion of the Series D Preferred Stock into shares of Common Stock.

     Under the Richard Employment Agreement, the Company is obligated to pay Mr. Richard severance if Mr. Richard terminates for Good Reason or is terminated by the Company without Cause, as follows: (i) continued payment of base salary for 18 months or, if longer, until December 31, 2001, and (ii) reimbursement of health insurance premiums for 18 months or, if earlier, until December 31, 2001.

     The Company is also obligated to indemnify Mr. Richard against certain liabilities relating to his service to the Company and NTC and provide coverage for Mr. Richard under commercially reasonable directors and officers liability insurance during the term of his employment and for three years thereafter.

     If Mr. Richard is terminated for Cause or the voluntary terminates his employment without Good Reason, Mr. Richard is prohibited under the Richard Employment Agreement from competing (as described in the agreement) against the Company or NTC and from soliciting employees of the Company and NTC, both for a period 18 months following employment termination.

     CASEY SERVICES AGREEMENT. On September 29, 1998, Mr. Casey and the Company entered into an agreement (the "Casey Services Agreement"), under which Mr. Casey agreed to perform certain duties as the Chairman of the Board of Directors of the Company. The following summary of the terms of the Casey Services Agreement is qualified by, and should be read in conjunction with, the Casey Services Agreement in its entirety, a copy of which is attached to this Current Report as an exhibit and is incorporated herein by reference. The term of the Casey Services Agreement is three years ending on September 29, 2001, provided, however, that the agreement does not obligate Mr. Casey to remain as Chairman of the Board nor does it obligate the Company to retain Mr. Casey as Chairman of the Board.

     Under the Casey Services Agreement, for so long as Mr. Casey acts as Chairman of the Board, Mr. Casey will be entitled to a quarterly service fee based on the fair market value of the Company's Common Stock at the end of each fiscal quarter during the term of the agreement. Under the Casey Services Agreement, fair market value of the Company's Common Stock is generally equal to the average closing price of the Common Stock for the last five trading days during the applicable fiscal quarter. If the fair market value of the Common Stock is less than $4 per share at the end of each fiscal quarter during the term of the agreement, Mr. Casey will be entitled to a service fee of $1 for that quarter. If the fair market value of the Common Stock is $4 or more at the end of a calendar quarter, Mr. Casey will be entitled to a service fee equal to the product of (A) $25,000 and (B) the number determined by dividing the fair market value of Common Stock by four. Generally, this will result in a $25,000 quarterly service fee to Mr. Casey if the market price of the Common Stock is $4, and an additional $25,000 for each additional $4 increase in the market price of the Common Stock.

     The maximum fee Mr. Casey would be entitled to in any fiscal quarter is $250,000. If Mr. Casey resigns or is not elected or otherwise retained by the Company as Chairman of the Board during the term of the Casey Services Agreement, he will not be entitled to any quarterly services fee after such resignation or termination of services. Under the Casey Services Agreement, Mr. Casey has waived any right to receive retainer fees, meeting fees or other remuneration given to other directors of the Company.

     Mr. Casey has certain rights under the Casey Services Agreement to be indemnified from claims against him arising out of his service to the Company as Chairman of the Board.

     DIRECTOR STOCK OPTION GRANTS. On September 29, 1998, the Board of Directors granted an option to purchase 10 shares of the Company's Preferred Stock to each non-employee director of the Company then in office (i.e., options were granted to Mr. Hill, Dr. Silverman and Mr. Stein). On October 2, 1998, the Board of Directors granted an option to purchase 10 shares of the Company's Preferred Stock to Mr. Eisenberg upon his appointment to the Board of Directors (the options granted to Messrs. Hill, Eisenberg and Stein and Dr. Silverman are referred to in this Current Report as the "Nonemployee Director Options"). No options were granted to either Mr. Casey or Mr. Richard.

     The Nonemployee Director Options have a term of ten years and vest as follows: (i) four shares of Preferred Stock are immediately exerciseable (upon the filing of a Certificate of Determination with the California Secretary of State establishing the rights, preferences and privileges thereto); (ii) three shares of Preferred Stock vest on the first anniversary of the date of grant; and (iii) three shares of Preferred Stock vest on the second anniversary of the date of grant. Each share of Preferred Stock will be convertible into 10,000 shares of the Company's Common Stock. Since all of the Company's authorized Common Stock is currently issued and outstanding, the right to convert the Preferred Stock into Common Stock is subject to the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock available for issuance.

     For Mr. Hill, Dr. Silverman and Mr. Stein, the exercise price of each share of Preferred Stock is $20,000 which represents $2.00 per share of the underlying Common Stock into which such Preferred Stock will be convertible. The closing price per share of the Company's Common Stock as reported by the Nasdaq Stock Market on the date these options were granted to Mr. Hill, Dr. Silverman and Mr. Stein (September 29, 1998) was $2.00 (i.e., these options were granted at 100% of the market price of the underlying Common Stock at the date of grant). For Mr. Eisenberg, the exercise price of each share of Preferred Stock is $22,500 which represents $2.25 per share of the underlying Common Stock into which such Preferred Stock will be convertible. The closing price per share of the Company's Common Stock as reported by the Nasdaq Stock Market on the date these options were granted to Mr. Eisenberg (October 2, 1998) was $2.25 (i.e., these options were granted at 100% of the market price of the underlying Common Stock at the date of grant).


     Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

                    Exhibits.

                     10.1     Board Change Agreement dated as of August 28,
                              1998, among Incomnet, Inc., Richard Horowitz,
                              Rolf Lesem, Melvyn Reznick, Howard Silverman,
                              David Wilstein, Nancy Zivitz and John P. Casey
                              (previously filed with the SEC as an exhibit to Registrant's Current Report on Form 8-K dated
                              August 28, 1998 and incorporated herein by reference).

                     10.2     Employment Agreement dated as of September
                              29, 1998, among Incomnet, Inc., National
                              Telephone & Communications, Inc. and Denis
                              Richard.

                     10.3 Letter Agreement dated September 29, 1998, between Incomnet, Inc. and John P. Casey relating to Mr. Casey's services as Chairman of the Board of Incomnet, Inc.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         October 13, 1998         INCOMNET, INC.




                                  By   /s/ DENIS RICHARD
                                     ----------------------------------
                                        Denis Richard
                                        President and Chief Executive Officer


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